Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                               NEVSTAR CORPORATION

         The undersigned natural person, of the age of eighteen years or more, acting as an incorporator of a corporation under the Nevada General Corporation Law (the "NGCL"), does hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

         The name of the Corporation is Nevstar Corporation.

                                  ARTICLE TWO

         The Corporation will have perpetual existence.

                                 ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the NGCL.

                                  ARTICLE FOUR

         The total number of shares of capital stock that the Corporation is authorized to issue is 150,000,000 shares, consisting of any combination of Common Stock, par value $0.01 per share (the "Common Stock"), and up to 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

         The Board of Directors may establish one or more series of unissued shares of any class of capital stock by fixing and determining the designation and preferences, limitations, and other relative rights, including voting rights, and the qualifications, limitations, or restrictions thereof, and may increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         Each outstanding share of the Corporation's capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by applicable law or these Articles of Incorporation, as amended from time to time.

         On the filing date of these Amended and Restated Articles of Incorporation, each 300 shares of outstanding Common Stock shall be changed into one share of said Common Stock (the "Reverse Stock Split"). The Reverse Stock Split shall not change the par value of the Common Stock, nor change the authorized number of shares of Common Stock. Fractional shares shall be rounded up to the next whole share.




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                                  ARTICLE FIVE

         No stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

                                  ARTICLE SIX

         Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

                                 ARTICLE SEVEN

         Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

                                 ARTICLE EIGHT

         The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                  ARTICLE NINE

         (a) The Corporation will, to the fullest extent permitted by the NGCL, as the same exists or may hereafter be amended, indemnify any and all persons who are or were serving as director or officer of the Corporation, or who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee or employee of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the capacity of director or officer and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.



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         (b) If a claim under  paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Nevada for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Nevada nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                   ARTICLE TEN

         To the fullest extent permitted by the laws of the State of Nevada as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.

                                 ARTICLE ELEVEN

         The number of directors will be determined in accordance with the Bylaws of the Corporation.

                                  MISCELLANEOUS

[Incorporator's name, address, signature and acknowledgment omitted pursuant to
                                NGCL ss.78.403.]

    [The names and addresses of the members of the past and present boards of directors have been omitted pursuant to NGCL ss.78.403.]

  [The name and address of the resident agent has been omitted pursuant to NGCL
                                   ss.78.403.]



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